EXHIBIT 99.1

Insmed Incorporated Reports Financial Results for the Second

Quarter and First Half of 2005

RICHMOND, Va., Aug 08, 2005 (BUSINESS WIRE) — Insmed Incorporated (NASDAQ: INSM), a developer of pharmaceutical products for the treatment of metabolic and endocrine diseases with unmet medical needs, today announced results for the three and six-month period ended June 30, 2005.

$000’s (except EPS)	Q2 2005	Q2 2004	1st Half 2005	1st Half 2004
Revenues	28	29	85	90
Net loss	(8,524)	(9,011)	(14,288)	(13,770)
Net cash used in operations	7,394	7,286	13,689	11,905
Earnings per share	(0.19)	(0.23)	(0.32)	(0.36)

Discussion of Revenue and Expense Items

Revenues for the three months ending June 30, 2005 were $28,000 as compared to $29,000 for the equivalent period of 2004, and $85,000 for the for the first half of 2005 compared to $90,000 for the first half of 2004.

The net loss for the second quarter ending June 30, 2005 was $8.5 million or $0.19 per share, as compared to a net loss of $9.0 million or $0.23 per share for the corresponding quarter of 2004. For the six months ending June 30, 2005 the net loss was $14.3 million or $0.32 per share as compared to $13.8 million or $0.36 per share for the first half of 2004.

The $0.5 million reduction in the net loss for the second quarter of 2005, as compared to the same quarter of 2004, was mainly due to a combination of lower operating costs of $2.4 million and an increase in investment income of $0.2 million, offset by a $1.8 million increase in interest expense and a $0.3 million rise in general and administrative expenses. The net operating loss for the six months ending June 30, 2005 was $0.5 million higher than the corresponding period for 2004 due to increases of $2.1 million in interest expense and $0.6 million in general and administration expenses, which were partially offset by a reduction of $2.0 million in operating expenses and a rise in investment income of $0.2 million. The reduction in operating expenses were principally due to lower development and manufacturing costs for SomatoKine(R) which were partially offset by increased litigation costs in support of our patent position, while the rise in interest expense and investment revenue arises from the convertible debt offering which closed in March 2005. The higher general and administrative expenses are due to increased registration and filing costs associated with the latest financings and additional external service costs in support of our business.

As of June 30, 2005, the Company had total cash and cash equivalents of $28.5 million which represents an increase of $19.2 million from December 31, 2004. This increase is mainly due to the generation of $32.9 million from financing activities, offset by the use of $13.7 million in support of our business operations.

Conference Call

The Company will host a conference call on August 8, 2005 at 4:30 p.m. Eastern Time. Company management will conduct the call and will review the financial and operating results for the second quarter of 2005. To participate in the conference call, dial 800-819-9193 (domestic) or 913-981-4911 (international). The call will be webcast live through Insmed’s corporate website: www.insmed.com. A telephonic replay of the call will be available for one week at 888-203-1112 (domestic) or 719-457-0820 (international) Passcode: 8824495 A web replay of the call will be available through the corporate website beginning at 6:00 p.m.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For further information about Insmed and SomatoKine(R), please visit the company’s corporate website at www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Although Insmed believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and various factors may cause its actual results to differ materially from its expectations. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in clinical trials or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, the company may be unable to raise additional financing necessary to continue current operations, the company may not be able to re-commission our leased manufacturing facility in Boulder, Colorado, and utilize that facility to manufacture the company’s product candidates, competing products may be more successful, demand for new pharmaceutical products may decrease and the biopharmaceutical industry may experience negative market trends. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by Insmed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

INSMED INCORPORATED

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2005	Dec. 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,455	$9,222
Restricted Cash	285	285
Other current assets	190	174

Total current assets	28,930	9,681

Long-term assets:
Restricted Cash - long term	3,118	3,303
Deferred financing costs	1,666	—
Property and equipment, net	22	27

Total assets	$33,736	$13,011

Liabilities and stockholders’ equity Current liabilities:
Accounts payable	$1,931	$2,621
Accrued project costs	298	884
Payroll liabilities	1,034	1,183
Interest payable	315	—
Restructuring reserve	360	360

Total current liabilities	3,938	5,048

Long-term liabilities:
Convertible Debt	35,000	—
Debt discount	(15,186)	—

Net convertible debt	19,814	—

Asset retirement obligation	739	443
Restructuring reserve-long-term portion	127	285

Total liabilities	24,618	5,776

Stockholders’ equity:
Common stock; $.01 par value; authorized share 500,000,000; issued and outstanding shares, 45,090,629 in 2005 and 38,403,643 in 2004	450	449
Additional capital	236,685	220,515
Accumulated deficit	(228,017)	(213,729)

Net stockholders’ equity	9,118	7,235

Total liabilities and stockholders’ equity	$33,736	$13,011

INSMED INCORPORATED

Condensed Consolidated Statements of Operations

(in thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues	$28	$29	$85	$90

Operating expenses:
Research and development	5,339	7,768	9,626	11,623
General and administrative	1,640	1,321	2,933	2,362

Total operating expenses	6,979	9,089	12,559	13,985

Operating loss	(6,951)	(9,060)	(12,474)	(13,895)

Interest income	252	49	316	125
Interest expense	(1,825)	—	(2,130)	—

Net loss	$(8,524)	$(9,011)	$(14,288)	$(13,770)

Basic and diluted net loss per share	$(0.19)	$(0.23)	$(0.32)	$(0.36)

Shares used in computing basic and diluted net loss per share	44,998	38,395	44,992	38,395

INSMED INCORPORATED

Consolidated Statements of Cash Flows

(in thousands - unaudited)

	Six Months Ended June 30,
	2005	2004
Operating activities
Net loss	$(14,288)	$(13,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,573	24
Non-cash stock acceleration	14	—
Changes in operating assets and liabilities:
Other assets	(16)	(961)
Accounts payable	(690)	2,947
Accrued project costs	(586)	(463)
Payroll liabilities	(149)	333
Restructuring reserve	(158)	(152)
Asset Retirement Obligations	296	137
Interest payable	315	—

Net cash used in operating activities	(13,689)	(11,905)

Financing activities
Proceeds from issuance of convertible debt	35,000	—
Proceeds from issuance of common stock	165	16
Costs incurred in conjunction with issuance of debt	(2,428)	—
Cash restricted to restricted letters of credit	185	(3,582)

Net cash provided by financing activities	32,922	(3,566)

Increase (decrease) in cash and cash equivalents	19,233	(15,471)
Cash and cash equivalents at beginning of period	9,222	29,526

Cash and cash equivalents at end of period	$28,455	$14,055

SOURCE: Insmed Incorporated

Insmed Incorporated

Investor Relations

Baxter Phillips, III, 804-565-3041

bphillips@insmed.com